Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form SB-2 Amendment No. 3 of our report, dated August 3, 1998, which includes an emphasis paragraph to an uncertainty as to the Company's ability to continue as a going concern, on the financial satements of Quantech, Ltd. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.


                                                /s/  McGladrey & Pullen LLP
                                                McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
July 1, 1999